Exhibit 99.1

For Immediate Release

Clark Holdings Inc. Extends Engagement of AlixPartners

Trenton, New Jersey, July 19, 2011 - Clark Holdings Inc. (“Clark”) (NYSE AMEX: GLA), a non-asset-based provider of mission-critical supply chain solutions, today announced that it had extended its engagement of AlixPartners, LLP (“AlixPartners”) as strategic advisors to the company.  The original engagement of AlixPartners, which expired on June 30, 2011, has been extended through July 31, 2011, with an option to extend to September 30, 2011.

The extension of AlixPartners’ engagement and will be more fully described in a Current Report on Form 8-K to be filed by Clark with the Securities and Exchange Commission.

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media and other industries.

This press release may contain certain forward-looking statements including statements with regard to the future performance of Clark. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Clark's filings with the Securities and Exchange Commission.  Clark undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Greg Burns
Chief Executive Officer
Clark Holdings, Inc.
(646) 257-2622